UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
October 14, 2009

[Missing Graphic Reference]

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2009, Frozen Food Express Industries, Inc. (the “Company”) was notified by Ronald J. Knutson that, effective November 6, 2009, he will resign as the Company’s Senior Vice President and Chief Financial Officer to pursue an opportunity located near Chicago, Illinois, with a non-competitor.  Mr. Knutson will continue as Chief Financial Officer of Frozen Food Express Industries through the reporting of the Company’s financial results for the third quarter ended September 30, 2009.

On October 16, 2009 the Company announced that it intends to appoint John R. McManama, currently Vice President, Finance of FFE Transportation Services, Inc., a principal subsidiary of the Company, as Vice President and Interim Chief Financial Officer and Treasurer effective November 6, 2009.

On October 16, 2009, the Company issued a press release announcing the resignation of Mr. Knutson and its intention to appoint Mr. McManama.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits
(a)	Financial statements of business acquired.
Not applicable.
(b)	Pro-forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits 99.1 Press Release entitled “Frozen Food Express Industries, Inc. Announces Resignation of CFO” issued by Frozen Food Express Industries, Inc. on October 16, 2009.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.
Dated: October 16, 2009	By:	/s/ Stoney M. Stubbs, Jr.
Stoney M. Stubbs, Jr. Chairman and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.1	Frozen Food Express Industries, Inc. Announces Resignation of CFO